EXHIBIT 1.A.(11)

                           NOTICE OF WITHDRAWAL RIGHT

[Name                              [PRUDENTIAL SURVIVORSHIP PREFERRED]*
Address]                           Insureds: [Name]
                                   [Name]
                                   Policy[ ###]; Contract Date: [month/day/year]

                                   Basic Insurance Amount: $[1,000,000] as of
                                   [date];[Fixed]

********************************************************************************

In order to comply with the laws administered by the Securities and Exchange Commission, we are sending you this notice. Please read it carefully and keep it with your records.

You have recently purchased a Variable Universal Life insurance contract from The Prudential. Benefits of the contract can be affected by the investment experience of the subaccounts of the variable insurance account. These subaccounts are described in the Prospectus that was given to you at the time of the sale.

You have the right to examine and cancel this contract. Upon its return, you are entitled to the greater of: a) a full refund of all premiums paid; or b) the value of the contract fund on the date you return the contract plus any charges we have made in accord with this contract and applicable law. The cancellation deadline is the latest of:

      1.  10 days after you have received the contract
      2.  45 days from the date you completed PART 1 of the application
      3.  10 days from the date of delivery of this notice.

In determining whether or not to cancel your contract, you should consider, along with other factors such as the needs and other reasons which motivated you to purchase this contract, the projected cost and your ability to make premium payments.
Please consult and review the Prospectus you have received.
The Prospectus describes the deductions from payments before amounts are allocated to the above mentioned subaccounts.

If you decide to cancel your contract, complete the enclosed form and return it along with your contract. The postmark of the returned contract must be on or before the deadline described above.

********************************************************************************

* Prudential Survivorship Preferred is a variable universal life insurance policy offered through Pruco Securities Corp., a subsidiary of The Prudential, 1111 Durham Ave., South Plainfield, N.J. 07080-2398; 1-800-382-7121.



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



                                  INSTRUCTIONS
                              Please read carefully

If after reading the enclosed Notice, you decide to return your contract for cancellation, you must:

     1.  Sign and date the bottom portion of this form.

     2.  Mail this Notice together with your contract to:

             The Prudential
             P.O. Box [ 1287 ]
             Minneapolis, MN 55440-1287

     3. Make certain that the postmark on the envelope is on or before the latest date permitted for cancellation as described in the enclosed notice.

     4. Check the box at the bottom if you have not yet received your contract when mailing this form.


                            TO BE FILLED OUT BY OWNER

To:  The Prudential

Pursuant to terms of the notice previously furnished me by The Prudential, I hereby return the contract numbered below for cancellation and request the greater of: a) a full refund of all premiums paid; or b) the value of the contract fund on the date the contract is returned plus any charges you have made in accord with this contract and applicable law. I release The Prudential from any claims in connection with the sale or issuance of this contract, and acknowledge that The Prudential's only liability is the refund of the premiums paid for the contract.

----------------                         ---------------------------------------
Date                                     Signature of Contract Owner(s)

                                         ---------------------------------------
                                         Policy Number

                                         ---------------------------------------

                                         ---------------------------------------
                                         Name of Insured(s), if other than Owner



[ ] I have not yet received the contract and, should it be received, I will return it to The Prudential.



                                     II-11